STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

October 17, 2005

Job Number
C20051017-1603

Corporation Number
E0565702005-5

Filing Description
Merge In

Document Filing Number
20050484628-49

Date/Time of Filing
October 17, 2005 11:20:52 AM

Corporation Name
ENCORE CLEAN ENERGY, INC.

Resident Agent
NATIONAL REGISTERED AGENTS INC. OF NV

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

DEAN HELLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0565702005-5
Document Number:
20050484628-49

Date Filed:
10/17/2005 11:20:52 AM
In the office of

Dean Heller
Secretary of State

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

Important: Read attached instructions before completing form.

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))
SUBMIT IN DUPLICATE

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity.

Encore Clean Energy Inc.
Name of *merging* entity

Delaware
Jurisdiction

Corporation
Entity type *

Encore Clean Energy Inc.
Name of *merging* entity

Nevada
Jurisdiction

Corporation
Entity type *

Name of *merging* entity

Jurisdiction

Entity type *

Name of *merging* entity

Jurisdiction

Entity type *

and,

Encore Clean Energy Inc.
Name of *surviving* entity

Nevada
Jurisdiction

Corporation
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

2) **Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger -- NRS 92A.190):**

Attn: ______________________________

c/o: ______________________________

____

____

3) **(Choose one)**

[xxx] **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

[ ] **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)**

4) **Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box [ ] and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity):**

(a) Owner's approval was not required from :

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

and, or;

____
Name of *surviving* entity, if applicable

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Encore Clean Energy Inc.(a Delaware corporation)
Name of *merging* entity, if applicable

Encore Clean Energy Inc. (a Nevada corporation)
Name of *merging* entity, if applicable

Name of *merging* entity, if applicable

Name of *merging* entity, if applicable

and, or;

Encore Clean Energy Inc. (a Nevada corporation)
Name of *surviving* entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

and, or;

____
Name of *surviving* entity, if applicable

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

No amendments

6) Location of Plan of Merger (check a or b):

xxx (a) The entire plan of merger is attached;

or,

_____ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional)**: October 14, 2005

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent – Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures – Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*
(If there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity.):

Encore Clean Energy Inc. (a Delaware corporation)
Name of *merging* entity

X [signature] | Daniel Hunter President | 10 / 14 / 2005
Signature | Title | Date

Name of *merging* entity

Signature | Title | / / Date

Name of *merging* entity

Signature | Title | / / Date

Name of *merging* entity

Signature | Title | / / Date

Encore Clean Energy Inc. (a Nevada corporation)
Name of *surviving* entity

X [signature] | Daniel Hunter Chief Executive Officer | 10 / 14 / 2005
Signature | Title | Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

ENCORE CLEAN ENERGY INC.
(A Nevada Corporation)

ARTICLES OF MERGER

These Articles of Merger are entered into by ENCORE CLEAN ENERGY INC., a Delaware corporation, hereinafter referred to as the "Merging Corporation," and ENCORE CLEAN ENERGY INC., a Nevada corporation, hereinafter referred to as the "Surviving Corporation." These Articles of Merger are submitted pursuant to Nevada Revised Statutes (NRS) 92A.200.

ARTICLE I

The names and jurisdictions of organization of each constituent entity are:

(a) ENCORE CLEAN ENERGY INC., a corporation organized under Delaware law (the Merging Corporation); and

(b) ENCORE CLEAN ENERGY INC., a corporation organized under Nevada law (the Surviving Corporation).

ARTICLE II

The Agreement and Plan of Merger dated as of August 29, 2005 is attached as Exhibit A hereto and incorporated herein by reference.

ARTICLE III

The Agreement and Plan of Merger was adopted and approved by the board of directors of Encore Clean Energy, Inc., the Merging Corporation, on August 24, 2005, and was approved by the required vote of its shareholders on October 5, 2005.

ARTICLE IV

The Agreement and Plan of Merger was adopted and approved by the board of directors of Encore Clean Energy Inc., the Surviving Corporation, on August 29, 2005, and was approved by the unanimous written consent of its shareholders on October 5, 2005.

ARTICLE V

The Articles of Incorporation of Encore Clean Energy Inc., the Surviving Corporation shall continue to be the Articles of Incorporation of the Surviving Corporation without change or amendment.

IN WITNESS WHEREOF, the parties hereto have caused these Articles of Merger to be executed by their duly authorized officers, as an instrument under seal, as of this 12th day of October, 2005.

ENCORE CLEAN ENERGY INC.
A Delaware Corporation

By: Daniel Hunter
Its: President

ENCORE CLEAN ENERGY INC.
A Nevada Corporation

By: D. James MacKenzie
Its: Secretary

PLAN OF MERGER

PLAN AND AGREEMENT OF MERGER BETWEEN
ENCORE CLEAN ENERGY, INC. (A DELAWARE CORPORATION)
AND
ENCORE CLEAN ENERGY, INC. (A NEVADA CORPORATION)

ENCORE CLEAN ENERGY, INC., a Delaware corporation ("Encore Delaware") and ENCORE CLEAN ENERGY, INC., a Nevada corporation ("Encore Nevada" or the "Surviving Company"), hereby agree as follows:

1. Plan Adopted A plan of merger merging Encore Delaware with and into Encore Nevada (this "Plan of Merger"), pursuant to the provisions of Chapter 92A of the Nevada Revised Statutes (the "NRS"), Section 252 of the Delaware General Company Law and Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, is adopted as follows:

(a) Encore Delaware shall be merged with and into Encore Nevada, to exist and be governed by the laws of the State of Nevada

(b) Encore Nevada shall be the Surviving Company (the "Surviving Company")

(c) When this Plan of Merger shall become effective, the separate existence of Encore Delaware shall cease and the Surviving Company shall succeed, without other transfer, to all the rights and properties of Encore Delaware and shall be subject to all the debts and liabilities of such corporation in the same manner as if the Surviving Company had itself incurred them. All rights of creditors and all liens upon the property of each constituent entity shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the merger (the "Merger").

(d) The Surviving Company will be responsible for the payment of all fees and franchise taxes of the constituent entities payable to the State of Nevada, if any.

(e) The Surviving Company will carry on business with the assets of Encore Delaware, as well as the assets of Encore Nevada.

(f) The Surviving Company will be responsible for the payment of the fair value of shares, if any, required under Section 262 of the Delaware General Company Law.

(g) The stockholders of Encore Delaware will surrender all of their shares in the manner hereinafter set forth

(h) In exchange for the shares of Encore Delaware surrendered by its stockholders, the Surviving Company will issue and transfer to such stockholders on the basis hereinafter set forth, shares of its common and preferred stock.

(i) The stockholders of Encore Nevada prior to the merger will forfeit their shares of the Surviving Company.

2. Effective Date. The effective date of the Merger (the "Effective Date") shall be the date of the filing of Articles of Merger for Encore Delaware and Encore Nevada in the States of Delaware and Nevada.

3 Submission to Stockholders This Plan of Merger shall be submitted for approval separately to the stockholders of Encore Delaware and Encore Nevada in the manner provided by the laws of the States of Delaware and Nevada.

4. Manner of Exchange. On the Effective Date, the stockholders of Encore Delaware shall surrender their stock certificates to Encore Delaware in exchange for shares of the Surviving Company to which they are

entitled

5. Basis of Exchange. The holders of shares of the common stock, $0.001 par value per share, of Encore Delaware shall be entitled to receive, in exchange for all the outstanding stock of Encore Delaware, an amount of stock so that after the issuance thereof, such holders of Encore Delaware will hold all of the issued and outstanding shares of the common stock of the

Surviving Company, par value $0.001 per share and the holders of shares of the Series A Convertible Preferred Stock of Encore Delaware shall receive an equal number of shares of Encore Nevada Series A Convertible Preferred Stock, which stock, by its terms, shall then automatically convert into five shares of Encore Nevada common stock plus a warrant to purchase an additional five shares of Encore Nevada common stock for $0.25 per share for each share of Series A Convertible Preferred Stock and the holders of shares of the Series B Convertible Preferred Stock of Encore Delaware shall receive an equal number of shares of Encore Nevada Series B Convertible Preferred Stock, which stock, by its terms, shall then automatically convert into four shares of Encore Nevada common stock plus a warrant to purchase an additional four shares of Encore Nevada common stock for $0.50 per share for each share of Series B Convertible Preferred Stock.

6. Shares of the Surviving Company Held by the Current Stockholders of Encore Nevada: The presently outstanding shares of the common stock and preferred stock of Encore Delaware will be cancelled provided that until such shares have been turned into Encore Nevada or its transfer agent for cancellation and re-issue, certificates for such shares will be honored as certificates for the equivalent shares of Encore Nevada.

7. Directors and Officers

(a) The present Board of Directors of Encore Delaware shall serve as the Board of Directors of the Surviving Company until the next annual meeting or until such time as their successors have been elected and qualified.

(b) If a vacancy shall exist on the Board of Directors of the Surviving Company on the Effective Date, such vacancy may be filled by the Board of Directors as provided in the Bylaws of the Surviving Company.

(c) All persons who, on the Effective Date, are executive or administrative officers of Encore Delaware shall be officers of the Surviving Company until the Board of Directors of the Surviving Company shall otherwise determine. The Board of Directors of the Surviving Company may elect or appoint such additional officers as it may deem necessary or appropriate.

8. Articles of Incorporation. The Articles of Incorporation of Encore Nevada, existing on the Effective Date and reflecting the corporate name Encore Clean Energy, Inc. and other provisions, a copy of which are attached hereto as Exhibit A and incorporated herein for all purposes, shall continue in full force as the Articles of Incorporation of the Surviving Company until altered, amended, or repealed as provided therein or as provided by law.

9. Bylaws. The Bylaws of Encore Nevada existing on the Effective Date, a copy of which is attached hereto as Exhibit B and incorporated herein for all purposes, shall continue in full force as the Bylaws of the Surviving Company until altered, amended, or repealed as provided therein or as provided by law.

(a) Copies of the Plan of Merger. A copy of this Plan of Merger is on file at Suite 610 - 375 Water Street, Vancouver, BC V6B 5C6 Canada, the principal offices of Encore Delaware and Encore Nevada. A copy of this Plan of Merger will be furnished to any stockholder of Encore Delaware or Encore Nevada, on written request and without cost.

10. Contractual Consents Needed. The parties to this Plan of Merger shall have obtained, at or prior to the Effective Date, all consents required for the consummation of the transactions contemplated by this Plan of Merger from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of their respective businesses, properties, or

assets are subject

11. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, or by telecopy or e-mail, if to Encore Delaware or Encore Nevada, addressed to Mr. Daniel Hunter, Suite 610 - 375 Water Street, Vancouver, BC V6B 5C6 Canada,. Any party hereto may change its address upon 10 days' written notice to any other party hereto

12. Legal Construction. In case any one or more of the provisions contained in this Plan of Merger shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and this Plan of Merger shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein

13. Benefit. All the terms and provisions of this Plan of Merger shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their successors and permitted assigns

14. Law Governing. This Plan of Merger shall be construed and governed by the laws of the State of Nevada, and all obligations hereunder shall be deemed performable in Nevada.

15. Perfection of Title. The parties hereto shall do all other acts and things that may be reasonably necessary or proper, fully or more fully, to evidence, complete or perfect this Plan of Merger, and to carry out the intent of this Plan of Merger

16. Cumulative Rights. The rights and remedies of any party under this Plan of Merger and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

17. Waiver. No course of dealing on the part of any party hereto or its agents, nor any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Plan of Merger or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder

18. Construction. Whenever used herein, the singular number shall include the plural, the plural number shall include the singular, and the masculine gender shall include the feminine.

19. Multiple Counterparts. This Plan of Merger may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Plan of Merger on effective on August 29, 2005.

ENCORE CLEAN ENERGY, INC. a Delaware corporation

By
Donald J. MacKenzie, President

ENCORE CLEAN ENERGY, INC., a Nevada corporation

By
Daniel B. Hunter, Chairman and CEO

Attachments:
Exhibit A - Articles of Incorporation of Encore Nevada, Exhibit B - Bylaws of Encore Nevada.

EXHIBIT A
ARTICLES OF INCORPORATION OF
ENCORE CLEAN ENERGY, INC.,
A NEVADA CORPORATION

DEAN HELLER

Secretary of State
206 North Carson Street
CARSON CITY, NEVADA 89701-4299

(775) 684 5708

Website: secretaryofstate biz

Articles of Incorporation |

(PURSUANT TO NRS 78)

1 Name of Company:	Encore Clean Energy, Inc.		
2. Resident Agent Name and Street Address: must be a Nevada address) where process may be served)	National Registered Agents Inc. of NV Name 1000 East William St., #204 Street Address	Carson City City City	NEVADA State State
3. Shares: number of shares corporation authorized to issue	Number of shares with par value: 120,000,000	Par value: $0.001	Number of shares without par value
4. Names & Addresses. of board of Directors/Trustees: (attach additional page there is more than 3 directors/trustees)	1. BC Canada, Name Suite 610 - 375 Water Street, Vancouver Street Address	BC City	Canada, State
	2. Donald J. MacKenzie Suite 610 - 375 Water Street, Vancouver Street Address	BC City	Canada, State
	3. Lawrence M. Shultz Name Suite 610 - 375 Water Street, Vancouver Street Address	Canada, City	V6B 5C6 State
5 Purpose: (optional-see instructions)	The purpose of this Company shall be:		
6. Names, Address and Signature of Incorporator (attach additional page there is more than 1	Columbia Corporate Services Inc. Name 701 Fifth Avenue, Ste. 2800 Address	Seattle City	/s/ Ken Zeringer, Signature WA State
7. Certificate of Acceptance of	I hereby accept appointment as Resident Agent for the above named corporation /s/ Vicki Joy for National	Registered	

CONTINUATION OF
ARTICLES OF INCORPORATION
OF
ENCORE CLEAN ENERGY, INC
(THE "COMPANY")

CAPITAL STOCK

1 Authorized Stock The total number of shares of stock which the Company shall have authority to issue is 120,000,000, consisting of 100,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and 20,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

2. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to create and provide for the issuance of shares of the Preferred Stock in series and, by filing a certificate pursuant to the applicable section of the NRS (the "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a) The designation of the series, which may be by distinguishing number, letter or title.

(b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(c) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

(d) The dates at which dividends, if any, shall be payable.

(e) The redemption rights and price or prices, if any, for shares of the series.

(f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(g) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

(h) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

(i) Restrictions on the issuance of shares of the same series or of any other class or series.

(j) The voting rights, if any, of the holders of shares of the series.

(k) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine.

2A. The first series of preferred stock (the "Preferred Stock") of the Company shall be designated Series A Convertible Preferred Stock (the "Series A Preferred") and shall consist of Three-Hundred Thousand (300,000) shares. The Series A Preferred shall have the rights, preferences, privileges and restrictions set

forth in this Certificate of Designation, numbered as Section 2A under the article "Capital Stock" of the Company's Articles of Incorporation. The Company reserves the right to re-number the sections of this section 2A if it deems appropriate

2A.1 Dividends

The holders of Series A Preferred shall be entitled to receive, when and as declared by the Board of Directors, out of the funds of the Company legally available therefore, dividends at the same rate as holders of the holders of Common Stock as if this Series A Preferred Stock has been converted into Common Stock, payable on par with the payment of any dividend on Common Stock. Such dividends shall not be cumulative and no right to such dividends shall accrue to the holders of Series A Preferred unless declared by the Board of Directors. The holders of Series A Preferred shall not be entitled to receive any dividends thereon other than dividends referred to in this section. No dividends or other distributions shall be made with respect to the Common Stock, other than dividends payable solely in Common Stock, until dividends on the Series A Preferred have been declared and paid or set apart. For purposes of this Certificate of Designation, unless the context otherwise requires, a "distribution" shall mean the transfer of cash or other property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock, or the purchase or redemption of shares of the Company (other than repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase)for cash or property.

2A.2 Redemption

The Series A Preferred shall not be redeemable except with the consent of the holder of the Series A Preferred stock to be redeemed. Any offer by the Company to redeem any Series A Preferred stock shall be made pro-rata to holders of record of all Series A Preferred if there be more than one holder or record

2A.3 Liquidation

In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, distributions to the shareholders of the Company shall be made in the following manner:

(a) Preferred Stock The holders of the Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock by reason of their ownership of such stock, an amount equal to US$0.50 per share for each share of Series A Preferred then held by each holder of Series A Preferred, adjusted for any combinations, consolidations, or stock distributions or stock dividends with respect to such shares and, in addition, an amount equal to all declared but unpaid dividends per share on the Series A Preferred (the "Series A Liquidation Amount"). If the assets and funds thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full preferential amount to which they are entitled pursuant to this Section 2A.3(a), then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Preferred in a manner such that the amount distributed to each holder of Series A Preferred shall equal the amount obtained by multiplying the entire assets and funds of the Company legally available for distribution hereunder by a fraction, the numerator of which shall be the product obtained by multiplying the number of shares of Series A Preferred then held by the holder by the Series A Liquidation Amount and the denominator of which shall be the product obtained by multiplying the total then outstanding number of shares of Series A Preferred by the Series A Liquidation Amount. The holders of the Series A Preferred shall not be entitled to receive any distribution upon liquidation, dissolution or winding up of the affairs of the Company other than the amounts referred to in this Section 3, unless otherwise hereafter provided by the Board of Directors of the Company in designating a particular series of Preferred Stock.

(b) Common Stock After payment has been made to the holders of Series A Preferred of the full amounts to which they shall be entitled as set forth in Section 2A.3(a) above, and any other distribution that may be required with respect to any series of Preferred Stock that may from time to time hereafter come into

existence, then the remaining assets of the Company legally available for distribution to shareholders shall be shared by and distributed pro rata to the holders of Common Stock, based on the number of shares of Common Stock then held by each such holder. Nothing in this Section 2A.3 shall affect the rights of the holders of Preferred Stock to convert such shares into shares of Common Stock at any time.

(c) Mergers. For purposes of this Section 2A.3, a merger or consolidation of the Company with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Company, in which consolidation or merger the shareholders of the Company receive distributions in cash or securities of another corporation or corporations as a result of such consolidation or merger, or a sale of all or substantially all of the assets of the Company, shall be treated as a liquidation, dissolution or winding up of the Company, unless the shareholders of the Company receive in such consolidation, merger or sale of assets more than 50% of the voting equity securities of the successor or surviving corporation.

(d) Repurchase of Certain Shares of Common Stock. Notwithstanding Sections 2A.3(a) through (c) hereof, the Company may at any time, out of funds legally available therefor, repurchase shares of Common Stock of the Company issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries upon termination of their employment or services, pursuant to any agreement providing for such right of repurchase, whether or not all declared dividends on the Preferred Stock shall have been paid or funds have been set aside therefore.

2A.4 Conversion

The holders of Series A Preferred shall have conversion rights as follows (the "Conversion Rights"):

(a) Right to Convert. Subject to Section 2A.4(b) below, each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for Series A Preferred, into five (5) fully paid and non-assessable shares of Common Stock (the "Conversion Amount") plus a warrant to purchase five additional shares of Common Stock and a price of $0.25 per share of Common Stock (the "Warrant" or "Warrants"). Subject to Subsection 2A.4(b), the right to convert the Series A Preferred into Common Stock and related Warrant shall expire on the later of April 20, 2006 or 30 days after the effective date of a registration statement on Form SB-2 (or other applicable form) filed with the U.S. Securities and Exchange Commission ("SEC") that entitles the holder of the Series A Preferred to sell the Common Stock issuable upon conversion of the Series A Preferred into Common Stock and to sell the Common Stock issuable upon exercise of the Warrant to the public (the "Registered Offering"). Upon conversion, all declared and unpaid dividends on Series A Preferred shall be paid either in cash or in shares of Common Stock of the Company, at the election of the Company, wherein the shares of Common Stock shall be valued at the fair market value at the time of such conversion, as determined by the Board of Directors of the Company.

(b) Automatic Conversion/Warrant Exercise. Each share of Series A Preferred shall automatically be converted into shares of Common Stock and Warrants upon the approval by the Company's shareholders of an amendment to the Company's Articles of Incorporation increasing the number of shares of authorized Common Stock to a number sufficient to enable the Company to issue its Common Stock upon the conversion of the Series A Preferred into Common Stock and to issue its Common Stock upon the exercise of the Warrants. Each holder of Series A Preferred so converted into Common Stock and Warrant may exercise such Warrant in accord with its terms.

(c) Mechanics of Conversion. No fractional shares of Common Stock or Warrants to acquire fractional shares of Common Stock shall be issued upon conversion of Series A Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock (in the case of the Warrants, net of the exercise price for such fractional share) as determined by the Board of Directors of the Company. Before any holder of Series A Preferred shall be entitled to receive certificates for Common Stock and/or Warrants as a result of a conversion of Series A Preferred, the holder shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Company or of any transfer agent for the Series A Preferred, and shall give written notice to the Company at such office that he elects to convert the same; provided,

however, that in the event of an automatic conversion pursuant to Section 2A.4(b), the outstanding shares of Series A Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, and provided further that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series A Preferred are either delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. The Company shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost, stolen or destroyed certificate, issue and deliver at such office to such holder of Series A Preferred, a certificate or certificates for the number of shares of Common Stock and Warrant(s) to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred to be converted or, in the case of automatic conversion, 30 days after the effective date of the Registered Offering or the effective date of such vote or written consent, and the person or persons entitled to receive the shares of Common Stock and Warrants issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock and Warrants on such date.

(d)Adjustments to Conversion Amount.

(i)Adjustments for Subdivisions, Combinations, Consolidations or Stock Dividends. In the event that the outstanding shares of Common Stock shall be subdivided (by stock split or otherwise), into a greater number of shares of Common Stock, or shares of Common Stock shall have been issued by stock dividend, the Conversion Amount for the Series A Preferred (including related Warrants) then in effect shall, concurrently with the effectiveness of such subdivision or stock dividend, be proportionately increased. In the event the outstanding shares of Common Stock shall be combined or consolidated by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Amount for the Series A Preferred then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased

(ii)Adjustments for Other Distributions. In the event that the Company at any time or from time to time makes or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Company other than shares of Common Stock and other than as otherwise adjusted pursuant to this Section 2A.4, then, and in each such event, provision shall be made so that the holders of Series A Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock and Warrants to acquire an additional number of shares of Common Stock receivable thereupon, the amount of securities of the Company that they would have received had their Series A Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 2A.4 with respect to the rights of the holders of Series A Preferred.

(iii)Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of Series A Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Amount for Series A Preferred (including related Warrants) shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that Series A Preferred shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of Series A Preferred and exercise of the related Warrants immediately before that change.

(iv)Reorganization, Merger, Consolidation, or Sale of Assets. Subject to Subsection 2A.3(c) hereof, if at

any time or from time to time there shall be a capital reorganization of Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Section 2A.4) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of Series A Preferred shall thereafter be entitled to receive upon conversion of Series A Preferred, the number of shares of stock or other securities or property of the Company (including cash), or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock (and related Warrants) deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series A Preferred after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 2A.4 (including adjustment of the Conversion Amount of Series A Preferred then in effect) shall be applicable after that event as nearly equivalent as may be practicable.

(e)No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2A. 4 and in the taking of all such actions as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred against impairment.

(f)Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Amount of Series A Preferred pursuant to this Section, the Company at is expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments, (ii) the Conversion Amount in effect at the time for such holder's Series A Preferred, and (iii) the number of shares of Common Stock and Warrants and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred.

(g)Notices of Record Date. In the event that the Company shall propose at any time:

(i)to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(ii)to offer for subscription pro rata to the holders of any class or series of its stock, any additional shares of stock of any class or series or other rights;

(iii)to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(iv)to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall send to the holders of the Series A Preferred:

1) at least 10 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

2) in the case of the matters referred to in (iii) and (iv) above, at least 10 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of Series A Preferred at the address for each such holder as shown on the books of the Company

2A.5 Voting Rights

Except as otherwise required by law, each holder of shares of Series A Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred (exclusive of Common Stock that may be acquired upon exercise of related Warrants) could be converted pursuant to Section 2A 4 (i e initially, 5 shares of Common Stock per share or Series A Preferred), and shall have voting rights equal to the voting rights and powers of Common Stock and shall be entitled to notice of any meetings of shareholders in accordance with the bylaws of the Company (the "Bylaws"). Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held by each such holder

2A 6 Residual Rights

All rights accruing to the shares of the Company not expressly provided for to the contrary herein shall be vested in the Common Stock.

2B. The second series of preferred stock (the "Preferred Stock") of ENCORE CLEAN ENERGY, INC. (the "Company" or "Company") shall be designated Series B Convertible Preferred Stock (the "Series B Preferred") and shall consist of Five-Hundred Thousand (500,000) shares. The Series B Preferred shall have the rights, preferences, privileges and restrictions set forth in this Certificate of Designation numbered as Section 2B under the article "Capital Stock" of the Company's Articles of Incorporation The Company reserves the right to re-number the sections if it deems appropriate.

2B.1 Dividends

The holders of Series B Preferred shall be entitled to receive, when and as declared by the Board of Directors, out of the funds of the Company legally available therefore, dividends at the same rate as holders of the holders of Common Stock as if this Series B Preferred Stock has been converted into Common Stock, payable on par with the payment of any dividend on Common Stock. Such dividends shall not be cumulative and no right to such dividends shall accrue to the holders of Series B Preferred unless declared by the Board of Directors. The holders of Series B Preferred shall not be entitled to receive any dividends thereon other than dividends referred to in this section. No dividends or other distributions shall be made with respect to the Common Stock, other than dividends payable solely in Common Stock, until dividends on the Series B Preferred have been declared and paid or set apart For purposes of this Certificate of Designation, unless the context otherwise requires, a "distribution" shall mean the transfer of cash or other property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock, or the purchase or redemption of shares of the Company (other than repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase) for cash or property.

2B 2 Redemption

The Series B Preferred shall not be redeemable except with the consent of the holder of the Series B Preferred stock to be redeemed. Any offer by the Company to redeem any Series B Preferred stock shall be made pro-rata to holders of record of all Series B Preferred if there be more than one holder or record.

2B 3. Liquidation

In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, distributions to the shareholders of the Company shall be made in the following manner:

(a)Preferred Stock The holders of the Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock by reason of their ownership of such stock but only after all required distributions have been made to holders of any outstanding Series A Preferred Stock, an amount equal to US$1 00 per share for each share of Series B Preferred then held by each holder of Series B Preferred, adjusted for any combinations, consolidations, or stock distributions or stock dividends with respect to such shares and, in addition, an amount equal to all declared but unpaid dividends per share on the Series B Preferred (the "Series B Liquidation Amount") If the assets and funds thus distributed among the holders of the Series B Preferred shall be insufficient to permit the payment to such holders of the full preferential amount to which they are entitled pursuant to this Section 2B 3(a), then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series B Preferred in a manner such that the amount distributed to each holder of Series B Preferred shall equal the amount obtained by multiplying the entire assets and funds of the Company legally available for distribution hereunder by a fraction, the numerator of which shall be the product obtained by multiplying the number of shares of Series B Preferred then held by the holder by the Series B Liquidation Amount and the denominator of which shall be the product obtained by multiplying the total then outstanding number of shares of Series B Preferred by the Series B Liquidation Amount The holders of the Series B Preferred shall not be entitled to receive any distribution upon liquidation, dissolution or winding up of the affairs of the Company other than the amounts referred to in this Section 3, unless otherwise hereafter provided by the Board of Directors of the Company in designating a particular series of Preferred Stock.

(b)Common Stock After payment has been made to the holders of Series A and Series B Preferred of the full amounts to which they shall be entitled as set forth in Sections 2A 3(a) and 2B 3(a) above, and any other distribution that may be required with respect to any series of Preferred Stock that may from time to time hereafter come into existence, then the remaining assets of the Company legally available for distribution to shareholders shall be shared by and distributed pro rata to the holders of Common Stock, based on the number of shares of Common Stock then held by each such holder Nothing in this Section 2B 3 shall affect the rights of the holders of Preferred Stock to convert such shares into shares of Common Stock at any time.

(c) Mergers For purposes of this Section 2B 3, a merger or consolidation of the Company with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Company, in which consolidation or merger the shareholders of the Company receive distributions in cash or securities of another corporation or corporations as a result of such consolidation or merger, or a sale of all or substantially all of the assets of the Company, shall be treated as a liquidation, dissolution or winding up of the Company, unless the shareholders of the Company receive in such consolidation, merger or sale of assets more than 50% of the voting equity securities of the successor or surviving corporation

(d) Repurchase of Certain Shares of Common Stock. Notwithstanding Sections 2B 3(a) through (c) hereof, the Company may at any time, out of funds legally available therefor, repurchase shares of Common Stock of the Company issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries upon termination of their employment or services, pursuant to any agreement providing for such right of repurchase, whether or not all declared dividends on the Preferred Stock shall have been paid or funds have been set aside therefore.

2B 4. Conversion

The holders of Series B Preferred shall have conversion rights as follows (the "Conversion Rights"):

(a) Right to Convert. Subject to Section 2B.4(b) below, each share of Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the

office of the Company or any transfer agent for Series B Preferred, into four (4) fully paid and non-assessable shares of Common Stock (the "Conversion Amount") plus a warrant to purchase four additional shares of Common Stock and a price of $0.50 per share of Common Stock (the "Warrant" or "Warrants") Subject to Subsection 2B.4(b), the right to convert the Series B Preferred into Common Stock and related Warrant shall expire on the later of April 20, 2006 or 30 days after the effective date of a registration statement on Form SB-2 (or other applicable form) filed with the U.S. Securities and Exchange Commission ("SEC") that entitles the holder of the Series B Preferred to sell the Common Stock issuable upon conversion of the Series B Preferred into Common Stock and to sell the Common Stock issuable upon exercise of the Warrant to the public (the "Registered Offering") Upon conversion, all declared and unpaid dividends on Series B Preferred shall be paid either in cash or in shares of Common Stock of the Company, at the election of the Company, wherein the shares of Common Stock shall be valued at the fair market value at the time of such conversion, as determined by the Board of Directors of the Company

(b) Automatic Conversion/Warrant Exercise. Each share of Series B Preferred shall automatically be converted into shares of Common Stock and Warrants upon the approval by the Company's shareholders of an amendment to the Company's Articles of Incorporation increasing the number of shares of authorized Common Stock to a number sufficient to enable the Company to issue its Common Stock upon the conversion of the Series B Preferred into Common Stock and to issue its Common Stock upon the exercise of the Warrants. Each holder of Series B Preferred so converted into Common Stock and Warrant may exercise such Warrant in accord with its terms

(c) Mechanics of Conversion. No fractional shares of Common Stock or Warrants to acquire fractional shares of Common Stock shall be issued upon conversion of Series B Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock (in the case of the Warrants, net of the exercise price for such fractional share) as determined by the Board of Directors of the Company. Before any holder of Series B Preferred shall be entitled to receive certificates for Common Stock and/or Warrants as a result of a conversion of Series B Preferred, the holder shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Company or of any transfer agent for the Series B Preferred, and shall give written notice to the Company at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 2B.4(b), the outstanding shares of Series B Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, and provided further that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series B Preferred are either delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates The Company shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost, stolen or destroyed certificate, issue and deliver at such office to such holder of Series B Preferred, a certificate or certificates for the number of shares of Common Stock and Warrant(s) to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred to be converted or, in the case of automatic conversion, 30 days after the effective date of the Registered Offering or the effective date of such vote or written consent, and the person or persons entitled to receive the shares of Common Stock and Warrants issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock and Warrants on such date

(d)Adjustments to Conversion Amount

(i)Adjustments for Subdivisions, Combinations, Consolidations or Stock Dividends In the event that the outstanding shares of Common Stock shall be subdivided (by stock split or otherwise), into a greater number of shares of Common Stock, or shares of Common Stock shall have been issued by stock dividend, the Conversion Amount for the Series B Preferred (including related Warrants) then in effect shall,

concurrently with the effectiveness of such subdivision or stock dividend, be proportionately increased. In the event the outstanding shares of Common Stock shall be combined or consolidated by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Amount for the Series B Preferred then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased

(ii)Adjustments for Other Distributions In the event that the Company at any time or from time to time makes or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Company other than shares of Common Stock and other than as otherwise adjusted pursuant to this Section 2B 4, then, and in each such event, provision shall be made so that the holders of Series B Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock and Warrants to acquire an additional number of shares of Common Stock receivable thereupon, the amount of securities of the Company that they would have received had their Series B Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 2B 4 with respect to the rights of the holders of Series B Preferred.

(iii)Adjustments for Reclassification, Exchange and Substitution If the Common Stock issuable upon conversion of Series B Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Amount for Series B Preferred (including related Warrants) shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that Series B Preferred shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of Series B Preferred and exercise of the related Warrants immediately before that change.

(iv)Reorganization, Merger, Consolidation, or Sale of Assets. Subject to Subsection 2B.3(c) hereof, if at any time or from time to time there shall be a capital reorganization of Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Section 2B.4) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of Series B Preferred shall thereafter be entitled to receive upon conversion of Series B Preferred, the number of shares of stock or other securities or property of the Company (including cash), or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock (and related Warrants) deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2B.4 with respect to the rights of the holders of Series B Preferred after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 2B.4 (including adjustment of the Conversion Amount of Series B Preferred then in effect) shall be applicable after that event as nearly equivalent as may be practicable

(e) No Impairment The Company will not, by amendment of its Articles of Incorporation or through any recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2B.4 and in the taking of all such actions as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series B Preferred against impairment

(f)Certificate as to Adjustments Upon the occurrence of each adjustment or readjustment of the Conversion Amount of Series B Preferred pursuant to this Section, the Company at is expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon

which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series B Preferred, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments, (ii) the Conversion Amount in effect at the time for such holder's Series B Preferred, and (iii) the number of shares of Common Stock and Warrants and the amount, if any, of other property which at the time would be received upon the conversion of the Series B Preferred.

(g)Notices of Record Date. In the event that the Company shall propose at any time:

(i)to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(ii)to offer for subscription pro rata to the holders of any class or series of its stock, any additional shares of stock of any class or series or other rights;

(iii)to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(iv)to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall send to the holders of the Series B Preferred:

1) at least 10 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

2) in the case of the matters referred to in (iii) and (iv) above, at least 10 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event) Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of Series B Preferred at the address for each such holder as shown on the books of the Company

2B.5 Voting Rights

Except as otherwise required by law, each holder of shares of Series B Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series B Preferred (exclusive of Common Stock that may be acquired upon exercise of related Warrants) could be converted pursuant to Section 4 (i.e. initially, 4 shares of Common Stock per share or Series B Preferred), and shall have voting rights equal to the voting rights and powers of Common Stock and shall be entitled to notice of any meetings of shareholders in accordance with the bylaws of the Company (the "Bylaws"). Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series B Preferred held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held by each such holder.

2B.6 Residual Rights

All rights accruing to the shares of the Company not expressly provided for to the contrary herein shall be vested in the Common Stock

3 Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of the Common Stock shall be equal to each other share of the Common Stock. The holders of shares of the Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

4. Voting Rights. Except as may be provided in these Articles of Incorporation or in a Preferred Stock Designation, or as may be required by applicable law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of shares of the Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. At each election for directors, every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. It is expressly prohibited for any stockholder to cumulate his votes in any election of directors

5 Denial of Preemptive Rights No stockholder of the Company shall, by reason of his holding shares of any class, have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Company, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of the Company, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

ELECTION OF DIRECTORS

1 Number. The number of directors constituting the initial Board of Directors is three. The business and affairs of the Company shall be conducted and managed by, or under the direction of, the Board of Directors. The total number of directors constituting the entire Board of Directors shall be fixed and may be altered from time to time by or pursuant to a resolution passed by the Board of Directors.

2. Vacancies Except as otherwise provided for herein, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the newly created directorship or for the directorship in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to his earlier death, disqualification, resignation or removal. Subject to the provisions of these Articles of Incorporation, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3. Removal of Directors. Except as otherwise provided in any Preferred Stock Designation, any director may be removed from office only by the affirmative vote of the holders of a majority or more of the combined voting power of the then outstanding shares of capital stock of the Company entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

MEETING OF STOCKHOLDERS

Meetings of stockholders of the Company (the "Stockholder Meetings") may be held within or without the State of Nevada, as the Bylaws of the Company (the "Bylaws") may provide. Special Stockholder Meetings may be called only by (a) the President and/or Chief Executive Officer, (b) the holders of at least 10 percent of all of the shares entitled to vote at the proposed special meeting, or (c) the Board of Directors pursuant to a duly adopted resolution. Special Stockholder Meetings may not be called by any other person or persons or in any other manner Elections of directors need not be by written ballot unless the Bylaws shall so provide.

STOCKHOLDER CONSENT

No action that is required or permitted to be taken by the stockholders of the Company at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors. Subject to such Board of Director consent, any action that may be taken by consent of the stockholders may be so taken in accord with the applicable provisions of the NRS.

LIMITATION OF LIABILITY

Except as otherwise provided in the NRS, a director or officer of the Company shall not be personally liable to the Company or its stockholders for damages as a result of any act or failure to act in his capacity as a director or officer; provided, however, that this Article shall not eliminate or limit the liability of a director or officer (a) if it is proven that his act or failure to act constituted a breach of his fiduciary duties and such breach involved intentional misconduct, fraud or a knowing violation of law, or (b) under Section 78.300 of the NRS.

If the NRS is amended after the date of filing of these Articles of Incorporation to authorize corporate action further limiting or eliminating the personal liability of a director, then the liability of the directors of the Company shall be limited or eliminated to the fullest extent permitted by the NRS, as so amended, or a similar successor provision. Any repeal or modification of this Article by the stockholders of the Company or otherwise shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

INDEMNIFICATION

1. Discretionary Indemnification (a) The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to Section 78.138 of the NRS; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to Section 78.138 of the NRS or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(b) The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (i) is not liable pursuant to Section 78.138 of the NRS; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably

entitled to indemnity for such expenses as the courts deem proper

2. Determination of Discretionary Indemnification. Any discretionary indemnification pursuant to Section 1 of this Article "Indemnification", unless ordered by a court or advanced pursuant to this Section 2, may be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;

(b) By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company.

3. Mandatory Indemnification. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article "Indemnification", or in defense of any claim, issue or matter therein, the Company shall indemnify him against expenses, including attorneys' fees actually and reasonably incurred by him in connection with the defense.

4. Non-Exclusivity. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 1 of this Article, or for the advancement of expenses made pursuant to Section 2 of this Article may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of any such person.

5. Insurance. The Company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the Company has the authority to indemnify him against such liability expenses.

AMENDMENT OF CORPORATE DOCUMENTS

1. Articles of Incorporation. Whenever any vote of the holders of voting shares of the capital stock of the Company is required by law to amend, alter, repeal or rescind any provision of these Articles of Incorporation, such alteration, amendment, repeal or rescission of any provision of these Articles of Incorporation must be approved by the Board of Directors and by the affirmative vote of the holders of at

least a majority of the combined voting power of the then outstanding voting shares of capital stock of the Company, voting together as a single class. Subject to the provisions hereof, the Company reserves the right at any time, and from time to time, to amend, alter, repeal or rescind any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in their present form or as hereafter amended are granted subject to the rights reserved in this Article.

2. Bylaws. In addition to any affirmative vote required by law, any change of the Bylaws may be adopted either (a) by the affirmative vote of the Board of Directors, or (b) by the stockholders by the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding voting shares of capital stock of the Company, voting together as a single class.

APPLICATION OF NRS 78.411 TO 78.444, INCLUSIVE

These Articles of Incorporation expressly provide that the Company shall not be governed by NRS 78.411 to 78.444, inclusive.

EXISTENCE

The Company is to have perpetual existence.

EXHIBIT B
BYLAWS OF
ENCORE CLEAN ENERGY, INC.
A NEVADA CORPORATION

ARTICLE I
OFFICES

1.1. Resident Office. The resident office of Encore Clean Energy, Inc., a Nevada corporation (the "Company") required by Section 78.035 of the Nevada Revised Statutes or any successor statute (the "NRS") to be maintained in the State of Nevada shall be the resident office named in the Articles of Incorporation of the Company, as they may be amended or restated from time to time in accordance with the NRS (the "Articles of Incorporation").

1.2. Other Offices. The Company may also have offices at such other places both within and without the State of Nevada as the Board of Directors of the Company (the "Board of Directors") may determine from time to time or as the business of the Company may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

2.1. Place of Meetings. Meetings of the Company's stockholders shall be held at such place within or without the State of Nevada as may be designated by the Board of Directors or the officer calling the meeting, or, in the absence of such designation, at the principal office of the Company.

2.2. Annual Meeting. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire or to fill vacancies and for the transaction of such other business as may properly come before the meeting, shall be held on such date and at such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within 13 months subsequent to the last annual meeting of stockholders. At the annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the annual meeting as set forth in Paragraph 2.8 hereof. Failure to hold the annual meeting at the designated time shall not work a dissolution of the Company.

2.3. Special Meetings. Subject to the rights of the holders of any series of the Company's preferred stock, par value $0.001 per share (the "Preferred Stock"), as designated in any resolutions adopted by the Board of Directors and filed with the State of Nevada (a "Preferred Stock Designation"), special meetings of the stockholders may be called at any time by those persons set forth in the Articles of Incorporation. Upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting to be held not less than 10 nor more than 60 days after the receipt of the request and to give due notice thereof, as required by the NRS. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

2.4. Notice of Meeting. Written or printed notice of all meetings, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board or Secretary, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered to a stockholder when deposited in the United States mail addressed to such stockholder at such stockholder's address as it appears on the stock transfer records of the Company, with postage thereon prepaid.

2.5. Registered Holders of Shares; Closing of Share Transfer Records; and Record Date

(a) Registered Holders as Owners. Unless otherwise provided under the NRS, the Company may regard the person in whose name any shares are registered in the stock transfer records of the Company at any particular time (including, without limitation, as of a record date fixed pursuant to subparagraph (b) of this Paragraph 2.5) as the owner of such shares at that time for purposes of voting, receiving distributions

thereon or notices in respect thereof, transferring such shares, exercising rights of dissent with respect to such shares, entering into agreements with respect to such shares, or giving proxies with respect to such shares; and neither the Company nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of such shares at that time for those purposes, regardless of whether that person possesses a certificate for such shares.

(b) Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive a distribution by the Company (other than a distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 60 days and not less than 10 days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. The Board of Directors shall not close the books of the Company against transfers of shares during the whole or any part of such period. If the Board of Directors does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with Paragraph 7.3 of these Bylaws notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

2.6. Quorum of Stockholders; Adjournment. Unless otherwise provided in the Articles of Incorporation, one-third of the outstanding shares of capital stock of the Company entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of the stockholders, and the stockholders present at any duly convened meeting may continue to do business until adjournment notwithstanding any withdrawal from the meeting of holders of shares counted in determining the existence of a quorum. Unless otherwise provided in the Articles of Incorporation or these Bylaws, any meeting of the stockholders may be adjourned from time to time by the chairman of the meeting or the holders of a majority of the issued and outstanding stock, present in person or represented by proxy, whether or not a quorum is present, without notice other than by announcement at the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called; provided that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

2.7. Voting by Stockholders

(a) Voting on Matters Other than the Election of Directors. With respect to any matters as to which no other voting requirement is specified by the NRS, the Articles of Incorporation or these Bylaws, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specific circumstances, the affirmative vote required for stockholder action shall be that of a majority of the shares present in person or represented by proxy at the meeting (as counted for purposes of determining the existence of a quorum at the meeting). In the case of a matter submitted for a vote of the stockholders as to which a stockholder approval requirement is applicable under the stockholder approval policy of any stock exchange or quotation system on which the capital stock of the Company is traded or quoted, the requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any provision of the Internal Revenue Code, in each case for which no higher voting requirement is specified by the NRS, the Articles of Incorporation or these Bylaws, the vote required for approval shall be the requisite vote specified in such stockholder approval policy, the Exchange Act or Internal Revenue Code provision, as the case may be (or the highest such requirement if more than one is applicable).

(b) Voting in the Election of Directors. Unless otherwise provided in the Articles of Incorporation or these Bylaws in accordance with the NRS, directors shall be elected by a plurality of the votes cast by the holders of outstanding shares of capital stock of the Company entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present.

(c) Consents in Lieu of Meeting. Pursuant to the Articles of Incorporation, no action that is required or

permitted to be taken by the stockholders of the Company at any annual or special meeting of stockholders may be effected by the written consent of stockholders in lieu of a meeting, unless the action to be effected by the written consent of stockholders and the taking of such action by written consent have been expressly approved in advance by the Board of Directors. Subject to such Board of Director consent, any action that may be taken by consent of the stockholders may be so taken in accord with the applicable provisions of the NRS

(d) Other . The Board of Directors, in its discretion, or the officer of the Company presiding at a meeting of stockholders of the Company, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

2.8. Business to be Conducted at Annual or Special Stockholder Meetings . At any annual or special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been disclosed in the notice delivered to the stockholders with respect to such meeting

2.9 Proxies . Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions relating to the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

2.10. Approval or Ratification of Acts or Contracts by Stockholders . The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the stockholders holding a majority of the issued and outstanding shares of stock of the Company entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Company and upon all the stockholders as if it has been approved or ratified by every stockholder of the Company.

2.11. Inspectors of Election . The Company shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Company, to act at the meeting or any adjournment thereof and to make a written report thereof. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector so appointed or designated is able to act at a meeting of stockholders, the chairman or the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his ability. The inspector or inspectors so appointed or designated shall: (a) ascertain the number of shares of capital stock of the Company outstanding and the voting power of each such share; (b) determine the shares of capital stock of the Company represented at the meeting and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (e) certify their determination of the number of shares of the capital stock of the Company represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Company, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE III
DIRECTORS

3.1 Powers, Number, Classification and Tenure

(a) The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Directors. Each director shall hold office for the full term for which such director is elected and until such director's successor shall have been duly elected and qualified or until his earlier death or resignation or removal in accordance with the Articles of Incorporation or these Bylaws.

(b) Within the limits specified in the Articles of Incorporation, and subject to the rights of the holders of any series of Preferred Stock to elect directors under specific circumstances, the number of directors that shall constitute the whole Board of Directors shall be fixed by, and may be increased or decreased from time to time by, the affirmative vote of a majority of the members at any time constituting the Board of Directors. Except as provided in the Articles of Incorporation, and subject to the rights of the holders of any series of Preferred Stock to elect directors under specific circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3.2. Qualifications. Directors need not be residents of the State of Nevada or stockholders of the Company.

3.3. Place of Meeting; Order of Business. Except as otherwise provided by law, meetings of the Board of Directors, regular or special, may be held either within or without the State of Nevada, at whatever place is specified by the person or persons calling the meeting. In the absence of specific designation, the meetings shall be held at the principal office of the Company. At all meetings of the Board of Directors, business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board, or in his absence by the President, or by resolution of the Board of Directors. A Director may attend a meeting by means of telecommunications and provided in 3.9 below.

3.4. Regular Meetings . Regular meetings of the Board of Directors shall be held, in each case, at such hour and on such day as may be fixed by resolution of the Board of Directors, without further notice of such meetings. The time or place of holding regular meetings of the Board of Directors may be changed by the Chairman of the Board by giving written notice thereof as provided in Paragraph 3.6 hereof.

3.5. Special Meetings . Special meetings of the Board of Directors shall be held, whenever called by the Chairman of the Board or by resolution adopted by the Board of Directors, in each case, at such hour and on such day as may be stated in the notice of the meeting.

3.6. Attendance at and Notice of Meetings. Written notice of the time and place of, and general nature of the business to be transacted at, all special meetings of the Board of Directors, and written notice of any change in the time or place of holding the regular meetings of the Board of Directors, shall be given to each director personally or by mail or by telegraph, telecopier, "e-mail" or similar communication at least one day before the day of the meeting; provided, however, that notice of any meeting need not be given to any director if waived by him in writing, or if he shall be present at such meeting. Participation in a meeting of the Board of Directors shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.7. Quorum of and Action by Directors. A majority of the directors in office shall constitute a quorum of

the Board of Directors for the transaction of business; but a lesser number may adjourn from day to day until a quorum is present. Except as otherwise provided by law or in these Bylaws, all questions shall be decided by the vote of a majority of the directors present at a meeting at which a quorum is present

3.8. Board and Committee Action Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be, and shall be filed with the Secretary

3.9. Board and Committee Telephone Meetings . Subject to the provisions required or permitted by the NRS for notice of meetings, unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Paragraph 3.9 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened

3.10. Compensation Directors shall receive such compensation for their services as shall be determined by the Board of Directors

3.11. Removal. Directors may be removed from office in the matter set forth in the Articles of Incorporation, subject to the rights of the holders of any series of Preferred Stock to elect directors under specific circumstances

3.12. Committees of the Board of Directors

(a) The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees (in addition to those listed below), each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in such resolution or in the Articles of Incorporation or these Bylaws, shall have and may exercise all of the authority of the Board of Directors to the extent permitted by the NRS, including, without limitation, the power and authority to declare a dividend, to authorize the issuance of stock or to adopt a plan of merger pursuant to Section 78.125 of the NRS. Any such committee may authorize the seal of the Company to be affixed to all papers which may require it. In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

(b) The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it. A majority of the number of members of any such committee shall constitute a quorum for the transaction of business unless a greater number is required by a resolution adopted by the Board of Directors. The act of the majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee, unless the act of a greater number is required by a resolution adopted by the Board of Directors. Each such committee may elect a chairman and appoint such subcommittees and assistants as it may deem necessary. Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in accordance with Paragraphs 3.4, 3.5, 3.6, 3.7, 3.8, 3.9 and 7.3 hereof. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract

rights, if any, of the person so removed. Election or appointment of a member of a committee shall not of itself create contract rights.

(c) Any action taken by any committee of the Board of Directors shall promptly be recorded in the minutes and filed with the Secretary.

(d) Notwithstanding anything herein contained to the contrary, the composition and powers of any committee of the Board of Directors are expressly subject to the requirements of any stock exchange or quotation system on which the capital stock of the Company is traded or quoted, or the Exchange Act.

(e) Executive Committee . The Board of Directors may create an Executive Committee of the Board of Directors, which committee shall have and may exercise all the powers and authority of the Board of Directors between regular or special meetings of the Board of Directors in the management of the business and affairs of the Company, except to the extent limited by Nevada law. Without limiting the generality of the foregoing, the Executive Committee shall have the power and authority to (i) declare dividends on any class of capital stock of the Company, (ii) authorize the issuance of capital stock of the Company, (iii) adopt plans of merger, and (iv) in reference to amending the Articles of Incorporation, to the extent authorized in the resolution or resolutions providing for the issuance of shares of capital stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemptions, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series.

(f) Audit Committee. The Board of Directors may create an Audit Committee of the Board of Directors, an majority of whose members, and preferably all of whose members shall consist solely of directors who are not employees or affiliates of the Company and have no relationship with the Company that would, in the judgment of the Board of Directors, interfere with their exercise of independent judgment as a member of such committee. The Audit Committee shall have and may exercise the power and authority to recommend to the Board of Directors the accounting firm to be selected by the Board of Directors or to be recommended by it for stockholder approval, as independent auditor of the financial statements of the Company and its subsidiaries, and to act on behalf of the Board of Directors in meeting and reviewing with the independent auditors, the chief accounting officer, the chief internal auditor, if any, and the appropriate corporate officers, matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls and the scope of the respective audits of the independent auditors and the internal auditor, if any. The Audit Committee shall also review the results of such audits with the respective auditors and shall report the results of those reviews to the Board of Directors. The Audit Committee shall submit to the Board of Directors any recommendations it may have from time to time with respect to financial reporting and accounting practices and policies and financial, accounting and operational controls and safeguards. The Audit Committee may submit to the Compensation Committee any recommendations it may have with respect to the compensation of the chief accounting officer and the chief internal auditor, if any. The Board of Directors shall, by resolution adopted by a majority of the Board of Directors, designate not less than two of its qualifying members from time to time to constitute members of the Audit Committee.

(g) Nominating Committee. The Board of Directors may create a Nominating Committee of the Board of Directors, which committee shall have and may exercise the power and authority to recommend to the Board of Directors prior to each annual meeting of the stockholders of the Company: (i) the appropriate size and composition of the Board of Directors; and (ii) nominees:

(1) for election to the Board of Directors for whom the Company should solicit proxies; (2) to serve as proxies in connection with the annual stockholders' meeting; and (3) for election to all committees of the Board of Directors other than the Nominating Committee. The Board of Directors shall, by resolution adopted by a majority of the Board, designate one or more of its members from time to time to constitute members of the Nominating Committee.

(h) Compensation Committee. The Board of Directors may create a Compensation Committee of the Board of Directors, whose members shall consist solely of directors who are not employees or affiliates of the Company and have no relationship with the Company that would, in the judgment of the Board of Directors, interfere with their exercise of independent judgment as a member of such committee. The Compensation Committee shall have and may exercise all the power and authority to (i) establish a general compensation policy for the officers and employees of the Company, including to establish and at least annually review officers' salaries and levels of officers' participation in the benefit plans of the Company, (ii) prepare any reports that may be required by the regulations of the Securities and Exchange Commission or otherwise relating to officer compensation, (iii) approve any increases in directors' fees, and (iv) exercise all other powers of the Board of Directors with respect to matters involving the compensation of employees and the employee benefits of the Company as shall be delegated by the Board of Directors to the Compensation Committee from time to time. Without limiting the generality of the foregoing, the Compensation Committee shall have the power and authority to authorize the issuance of capital stock of the Company pursuant to any compensation or benefit plan or arrangement adopted or entered into by the Company. The Board of Directors shall, by resolution adopted by a majority of the Board, designate two or more of its qualifying members from time to time to constitute members of the Compensation Committee.

ARTICLE IV
OFFICERS

4.1. Designation. The officers of the Company shall consist of a Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Secretary, Chief Financial Officer, Treasurer, Controller and such Executive, Senior or other Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers and other officers as may be elected or appointed by the Board of Directors from time to time. Any number of offices may be held by the same person.

4.2. Chairman of the Board. The Chairman of the Board shall be the Chief Executive Officer of the Company and shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board shall possess the same power as the President to sign all contracts, certificates and other instruments of the Company which may be authorized by the Board of Directors. The Chairman of the Board shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors. In the absence or incapacity to act of the President, the Chairman of the Board shall serve as acting President, and when so acting, shall have all the powers of and be subject to the restrictions of such office.

4.3. President. The President shall be the Chief Operating Officer of the Company and shall have general supervision and control of the business, affairs and properties of the Company and its general officers, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have the power to appoint and remove all subordinate officers, agents and employees, except those elected or appointed by the Board of Directors, and shall execute all bonds, mortgages, contracts and other instruments of the Company requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Company may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors. In the incapacity to act of the Chairman of the Board, the President shall serve as acting Chairman of the Board, and when so acting, shall have all the powers of and be subject to the restrictions of such office.

4.4. Chief Operating Officer. As the Chief Operating Officer, the President shall have general charge and supervision of the day to day operations of the Company (subject to the direction of the Board of Directors), and, in general, shall perform such other duties as are incident to the office of a chief operating officer of a corporation, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him by the Board of Directors.

4.5 Vice President The Board of Directors may appoint such Vice Presidents as may be recommended by the President or as the directors deem necessary or appropriate. Vice Presidents may be designated as Senior Vice Presidents, Executive Vice Presidents or some other designation as the Board of Directors deems appropriate (each a "Vice President"). Each Vice President shall perform such duties as the Board of Directors may from time to time prescribe and have such other powers as the President may from time to time prescribe.

4.6. Chief Financial Officer. The Chief Financial Officer shall be the chief accounting officer of the Company and shall have general charge and supervision of the day to day financial operations of the Company (subject to the direction of the Board of Directors), and, in general, shall perform such other duties as are incident to the office of a chief financial officer of a corporation, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him by the Board of Directors or the Audit Committee

4.7. Secretary. The Secretary shall attend the meetings of the Board of Directors and all meetings of stockholders and record the proceedings thereof in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then the Chairman of the Board may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Company and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his signature The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

4.8. Treasurer. The Treasurer shall have the custody of the Company's funds and securities and shall keep full and accurate accounts of receipt and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Chief Financial Officer or the Board of Directors The Treasurer shall disburse the funds of the Company as may be ordered by the Chief Financial Officer or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at its regular meeting, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the liquidity of the Company. If required by the Board of Directors, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company

4.9. Controller The Controller, if there is one, shall maintain records of all assets, liabilities, and transactions of the Company and shall be responsible for the design, installation and maintenance of accounting and cost control systems and procedures for the Company and shall perform such other duties and have such other powers as from time to time may be assigned to him by the Chief Financial Officer, Board of Directors or the Audit Committee

4.10. Assistant Secretaries Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

4.11 Assistant Treasurers Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer If required by the Board of Directors, an Assistant Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

4.12. Assistant Controllers . Except as may be otherwise provided in these Bylaws, Assistant Controllers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, or the Controller, and in the absence of the Controller or in the event of his disability or refusal to act, shall perform the duties of the Controller, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Controller.

4.13. Other Officers . Such other officers as the Board of Directors may choose shall perform such duties and have such powers, subordinate to those powers specifically delegated to certain officers in these Bylaws, as from time to time may be assigned to them by the Board of Directors. The President of the Company shall have the power to choose such other officers and to prescribe their respective duties and powers, subject to control by the Board of Directors

4.14. Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Company, or otherwise, the same shall be filled by the Board of Directors (or the President, in accordance with Paragraph 4.3 of these Bylaws, subject to control by the Board of Directors), and the officer so appointed shall hold office until such officer's successor is elected or appointed in accordance with these Bylaws or until his earlier death, resignation or removal.

4.15. Removal Any officer or agent of the Company may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed Election or appointment of an officer or agent shall not of itself create contract rights

4.16. Action with Respect to Securities of Other Companies . Unless otherwise directed by the Board of Directors, the Chairman of the Board, the President, any Vice President and the Treasurer of the Company shall each have power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation or other entity in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other corporation or other entity.

4.17 Action with Respect to Securities of Other Companies. Unless otherwise directed by the Board of Directors, the Chairman of the Board, the President, any Vice President and the Treasurer of the Company shall each have power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation or other entity in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other corporation or other entity.

ARTICLE V
CAPITAL STOCK

5.1. Certificates for Shares The certificates for shares of the capital stock of the Company shall be in such form as may be approved by the Board of Directors from time to time The Company shall deliver one or more certificates to each of the Company's stockholders, which shall represent the number of shares to which such stockholder is entitled Certificates shall be signed by the Chairman of the Board, the President

or a Vice President and either the Secretary or an Assistant Secretary, and may bear the seal of the Company or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles. The stock record books and the blank stock certificates shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer at the date of its issuance.

5.2. Multiple Classes of Stock. As the Company is authorized to issue more than one class of capital stock and more than one series of preferred stock, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each of the certificates the Company issues to represent such class or series of stock; provided that, to the extent allowed by law, in lieu of such statement, the face or back of such certificates may state that the Company will furnish a copy of such statement without charge to each requesting stockholder.

5.3. Transfer of Shares. The shares of stock of the Company shall be transferable only on the books of the Company by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares.

5.4. Ownership of Shares. As the Company is entitled to treat the holder of record of any share or shares of capital stock as the holder in fact thereof under Paragraph 2.5 hereof, the Company shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

5.5. Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Company.

5.6. Lost or Destroyed Certificates. The Board of Directors may determine the conditions upon which a new certificate representing shares of the capital stock of the Company may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Company and each transfer agent and registrar against any and all losses or claims that may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

ARTICLE VI
INDEMNIFICATION

6.1. General. The Company shall indemnify its directors, officers, employees, agents and others as provided in the Articles of Incorporation.

6.2. Request for Indemnification. A party requesting indemnification (the "Indemnitee") shall submit notice of such request in writing to the Secretary of the Company. Such notice of request for indemnification shall contain sufficient information to reasonably inform the Company about the nature and extent of the indemnification or advance sought by the Indemnitee. The Secretary shall promptly advise the Board of Directors of any such request.

6.3. Extension of Rights. No amendment, alteration or repeal of this Article VI or any provision hereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Article VI shall continue as to an Indemnitee whose Corporate Status has ceased for any reason and shall inure to the benefit of his heirs, executors and administrators. Neither the provisions of this Article VI nor those of any agreement to which the Company is a party shall be deemed to preclude the indemnification of any person who is not specified

in this Article VI as having the right to receive indemnification or is not a party to any such agreement, but whom the Company has the power or obligation to indemnify under the provisions of the NRS

6.4. Insurance and Subrogation. The Company shall not be liable under the Articles of Incorporation or this Article VI to make any payment of amounts otherwise indemnifiable hereunder if, but only to the extent that, the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. In the event of any payment hereunder, the Company shall be subrogated to the extent of such payment to all the rights of recovery of the Indemnitee, who shall execute all papers required and take all action reasonably requested by the Company to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

6.5 Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article VI shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable

6.6. Notices. Promptly after receipt by the Indemnitee of notice of the commencement of any action, suit or proceeding, the Indemnitee shall, if he anticipates or contemplates making a claim for expenses or an advance pursuant to the terms of the Articles of Incorporation and this Article VI, notify the Company of the commencement of such action, suit or proceeding; provided, however, that any delay in so notifying the Company shall not constitute a waiver or release by the Indemnitee of rights hereunder and that any omission by the Indemnitee to so notify the Company shall not relieve the Company from any liability that it may have to the Indemnitee otherwise than under the Articles of Incorporation or this Article VI. Any communication required or permitted to the Company shall be addressed to the Secretary and any such communication to the Indemnitee shall be addressed to the Indemnitee's address as shown on the Company's records unless he specifies otherwise and shall be personally delivered or delivered by overnight mail delivery. Any such notice shall be effective upon receipt.

6.7. Contractual Rights. The right to be indemnified or to the advancement or reimbursement of expenses (a) is a contract right based upon good and valuable consideration, pursuant to which the Indemnitee may sue as if these provisions were set forth in a separate written contract between the Indemnitee and the Company, (b) is and is intended to be retroactive and shall be available as to events occurring prior to the adoption of these provisions, and (c) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior thereto

ARTICLE VII
MISCELLANEOUS PROVISIONS

7.1. Bylaw Amendments. These Bylaws may be amended as provided in the Articles of Incorporation.

7.2 Books and Records. The Company shall keep books and records of account and shall keep minutes of the proceedings of its stockholders, its Board of Directors and each committee of its Board of Directors.

7.3. Notices; Waiver of Notice. Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of the NRS, the Articles of Incorporation or these Bylaws, said notice shall be deemed to be sufficient if given by deposit of the same in the United States mail, with postage paid thereon, addressed to the person entitled thereto at his address as it appears on the records of the Company, and such notice shall be deemed to have been given on the day of such mailing. Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of the NRS, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

7.4. Resignations. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation

7.5 Seal. The seal of the Company shall be in such form as the Board of Directors may adopt

7.6. Fiscal Year. The fiscal year of the Company shall be determined by a resolution adopted by the Board of Directors.

7.7 Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any director or officer of the Company may be used whenever and as authorized by the Board of Directors.

7.8. Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Company.

ARTICLE VIII
ADOPTION OF BYLAWS

8.1. Adoption. These Bylaws were adopted by the Board of Directors as of August 29, 2005